Exhibit 99.1
Nextpower Reports Q2 Fiscal Year 2027 Financial Results
Record Revenue of $1.1 Billion
Record Bookings Increase Backlog to over $6 Billion
FREMONT, Calif., October 28, 2026 – Nextpower™ (Nasdaq: NXT), a leading provider of clean power technology solutions, today announced financial results for the second quarter for fiscal year 2027, ended October 2, 2026.
Financial Summary
(In millions, except per share)

	Q2 FY27	Q1 FY27	Q2 FY26
Revenue	$1,109	$935	$905
GAAP Gross Profit	$345	$336	$293
GAAP Gross Margin	31.1%	35.9%	32.4%
GAAP Net Income	$165	$165	$147
GAAP Net Income Margin	14.9%	17.7%	16.2%
GAAP Diluted EPS	$1.08	$1.07	$0.97

Adjusted Gross Profit	$355	$342	$300
Adjusted Gross Margin	32.0%	36.6%	33.1%
Adjusted EBITDA	$250	$233	$224
Adjusted EBITDA Margin	22.5%	24.9%	24.7%
Adjusted Net Income	$202	$186	$181
Adjusted Diluted EPS	$1.31	$1.20	$1.19
Q2 FY27, Q1 FY27, and Q2 FY26 results include approximately $99 million, $99 million, and $67 million, respectively, of IRA 45X advanced manufacturing tax credit vendor rebates and tariffs, net.

Please refer to Nextpower’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for more information on schedules III, IV and V attached to this press release for a reconciliation of non-GAAP to GAAP financial measures. Additional information can be found on the Investor Relations section of our website.

Business Highlights
Company Highlights
•Delivered record quarterly results, including revenue of over $1.1 billion, net income of $165 million, and adjusted EBITDA of approximately $250 million.
•Completed the Zimmermann PV-Steel Group acquisition for approximately €230 million, subject to customary working capital adjustments, with no stock or earnout.
•Announced Sarah Slusser and Michael Alvarez will join our Board, bringing experience across renewables, power generation, project operations, finance, and risk management.
Products and Innovation
•Deployed NX Earth Truss™ foundations with NX Horizon® trackers equipped with Hail Pro™, demonstrating complementary product integration across our technology platform.

•Secured a U.S. patent for NX PowerMerge™, which is now in commercial deployment at scale, with more than 2 GW in backlog.
•Added fixed-tilt and structural solutions to our product portfolio through the Zimmermann acquisition.
Market and Sales Momentum
•Bookings reached a quarterly record, and backlog exceeded $6 billion.
•Secured a 1.1 GW inverter framework agreement across five projects and shipped first NX Power Conversion systems to customers.
•eBOS bookings exceeded $100 million, a quarterly record; foundations also posted record quarterly bookings.
•Zimmermann acquisition provides access to an established European customer base for complementary products, and the acquisition added 15 countries, expanding our reach to a total of 68 countries.

“Nextpower delivered record quarterly revenue and bookings and grew backlog to more than $6 billion, reflecting continued demand strength for our tracker products, alongside rapidly accelerating demand and orders for our additional products and services,” said Dan Shugar, CEO and founder of Nextpower. “Customer adoption of our integrated platform is growing. Recent examples include energy storage and other complementary offerings accounting for approximately 22% of our Q2 revenue, record quarterly eBOS bookings of more than $100 million, and a 1.1-gigawatt inverter supply agreement signed with a leading Tier 1 IPP. These achievements reflect the strength of our customer relationships and differentiated technology. We remain focused on expanding our participation across the project lifecycle, helping customers build faster, enhance yield, and optimize long-term operation.”

“Our team’s strong execution across the business led to record quarterly revenue and adjusted EBITDA with cash flow from operations of $158 million and strong adjusted free cash flow of approximately $135 million,” said Chuck Boynton, CFO of Nextpower. “We ended the quarter with over $1 billion of cash and cash equivalents and no debt, while funding new acquisitions and returning approximately $162 million to shareholders through share repurchases. We look forward to sharing more about our long-term strategy and financial framework at our Capital Markets Day in Las Vegas on November 16th.”

FY2027 Annual Outlook

	Updated Outlook	Previous Outlook
Revenue	$4.2 to $4.45 billion	$4.1 to $4.4 billion
GAAP Net Income	$559 to $598 million	$540 to $573 million
GAAP Diluted EPS	$3.62 to $3.87	$3.42 to $3.64
Adjusted EBITDA	$890 to $940 million	$870 to $930 million
Adjusted Diluted EPS	$4.61 to $4.87	$4.42 to $4.73
Updated outlook includes Q3 FY27 revenue at approximately 10% year over year growth, and Q3 FY27 adjusted EBITDA margin roughly 1 to 2 percentage points below Q4 FY27.

Adjusted EBITDA range of $890 million to $940 million excludes approximately $185 million for stock-based compensation, net intangible amortization, and acquisition related costs.
Adjusted Diluted EPS range of $4.61 to $4.87 excludes approximately $0.99 for stock-based compensation, net intangible amortization, and acquisition related costs, net of impacts for tax.

Q2 FY2027 Earnings Call
October 28, 2026
2:00 p.m. PT / 5:00 p.m. ET
Live webcast available on investors.nextpower.com

We encourage you to review our Q2 FY27 Shareholder Letter, which, along with this press release, is available on the Nextpower Investor Relations website and includes important information for Nextpower shareholders that supplements and expands on the information in this press release.

The webcast replay will be available on the Nextpower Investor Relations website following the conclusion of the event.

About Nextpower
Nextpower™ (Nasdaq: NXT) innovates and delivers integrated technology solutions for modern energy infrastructure. Its solar and energy storage platforms help customers design, build, and operate utility-scale power plants and other critical power infrastructure with faster project delivery, improved system performance, greater reliability, and long-term operational value. Building on more than a decade of energy technology leadership, Nextpower partners with customers worldwide to accelerate the deployment of reliable firm power needed for a rapidly electrifying world. Learn more at www.nextpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements relating to: the trends for energy demand and future solar adoption; the demand for our products (including but not limited to trackers, foundations, eBOS, NX PowerMerge, fixed-tilt and structural solutions and our other products and our bundled solutions); the ability to grow our core tracker business, our bookings and backlog, including our ability to convert our backlog into revenue; our competitiveness and global market share; our expansion into energy storage solutions, data center power infrastructure and our ability to provide integrated solutions across solar, energy storage and data center applications; the expected benefits of recent acquisitions, including the benefits our customers may realize as a result of integrating these businesses and assets into Nextpower’s; and statements regarding our updated outlook for fiscal year 2027 and other periods. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including but not limited to: our ability to execute our strategies, mission, plans, objectives and goals; our ability to integrate our recently completed acquisitions and to realize their anticipated benefits and synergies; the market demand for our products, solutions and services and our ability to deliver them to customers; projections regarding the U.S. and global demand for electricity and solar power; macro-economic trends; changing business conditions in our industry and markets overall; and legislative, regulatory and economic developments. These forward-looking statements are based on various assumptions and on the current expectations of Nextpower’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextpower’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextpower has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextpower is not aware of or that Nextpower currently believes are immaterial that could also cause actual results to differ from these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextpower assumes no obligation to update these forward-looking statements.

Use of Adjusted Financial Information
An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules III, IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextpower.com.

Channels for Disclosure of Information
Nextpower intends to announce material information to the public through the Nextpower Investor Relations website investors.nextpower.com, SEC filings, press releases, public conference calls, and public webcasts. Nextpower uses these channels to communicate with its investors, customers, and the public about the company, its offerings, and other issues. As such, Nextpower encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
Investor Contact:
Sarah Lee
Investor@nextpower.com
Media Contact:
Brandy Lee
Media@nextpower.com

Schedule I
Nextpower Inc.
Unaudited condensed consolidated statements of operations
(In thousands, except per share data)

	Three-month periods ended
	October 2, 2026	July 3, 2026	September 26, 2025
Revenue	$1,109,276	$935,170	$905,268
Cost of sales	763,960	599,317	612,408
Gross profit	345,316	335,853	292,860
Selling, general and administrative expenses	92,202	100,438	84,626
Research and development	45,568	44,508	26,889
Operating income	207,546	190,907	181,345
Interest expense	350	253	730
Other income, net	(7,876)	(8,271)	(2,110)
Income before income taxes	215,072	198,925	182,725
Provision for income taxes	49,619	33,570	35,864
Net income	165,453	165,355	146,861

Earnings per share:
Basic	$1.09	$1.10	$0.99
Diluted	$1.08	$1.07	$0.97
Weighted-average shares used in computing per share amounts:
Basic	151,496	150,778	148,028
Diluted	153,909	155,142	152,018

Nextpower Inc.
Unaudited condensed consolidated statements of operations (continued)
(In thousands, except per share data)

	Six-month periods ended
	October 2, 2026	September 26, 2025
Revenue	$2,044,446	$1,769,521
Cost of sales	1,363,277	1,194,935
Gross profit	681,169	574,586
Selling, general and administrative expenses	192,640	158,562
Research and development	90,076	48,449
Operating income	398,453	367,575
Interest expense	603	1,946
Other income, net	(16,147)	(8,063)
Income before income taxes	413,997	373,692
Provision for income taxes	83,189	69,648
Net income	330,808	304,044

Earnings per share:
Basic	$2.19	$2.06
Diluted	$2.14	$2.01
Weighted-average shares used in computing per share amounts:
Basic	151,131	147,480
Diluted	154,520	151,110

Schedule II
Nextpower Inc.
Unaudited condensed consolidated balance sheets
(In thousands)

	As of October 2, 2026	As of March 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$1,029,886	$1,094,976
Accounts receivable, net of allowance of $2,273 and $2,078, respectively	584,299	417,043
Contract assets	615,732	533,257
Inventories	264,136	262,276
Section 45X credit receivable	359,681	352,598
Other current assets	204,932	186,406
Total current assets	3,058,666	2,846,556
Property and equipment, net	108,639	78,356
Goodwill	653,594	488,950
Other intangible assets, net	233,382	78,046
Deferred tax assets	510,231	511,815
Other assets	74,950	69,489
Total assets	$4,639,462	$4,073,212
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$643,664	$533,490
Accrued expenses	147,052	130,133
Deferred revenue	413,762	307,492
Other current liabilities	169,007	192,747
Total current liabilities	1,373,485	1,163,862
Tax receivable agreement (TRA) liability	373,811	372,659
Long-term deferred revenue	100,826	102,493
Other liabilities	145,533	99,801
Total liabilities	1,993,655	1,738,815
Total stockholders’ equity	2,645,807	2,334,397
Total liabilities and stockholders’ equity	$4,639,462	$4,073,212

Schedule III
Nextpower Inc.
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Six-month periods ended
	October 2, 2026	September 26, 2025
Cash flows from operating activities:
Net income	$330,808	$304,044
Depreciation and amortization of intangible assets	23,689	13,150
Changes in working capital and other, net	(75,336)	(48,991)
Net cash provided by operating activities	279,161	268,203
Cash flows from investing activities:
Payment for business acquisitions, net of cash acquired	(132,455)	(108,346)
Purchases of property and equipment	(39,026)	(26,732)
Other investing activities	(8,000)	(7,443)
Net cash used in investing activities	(179,481)	(142,521)
Cash flows from financing activities:
Repurchase of common stock	(162,068)	—
Proceeds from exercises of options awards	32,820	—
TRA payment	(19,381)	(27,427)
Payment of acquisition deferred purchase price	(16,141)	(14,013)
Distribution to former non-controlling interest holder	—	(3,010)
Payment of revolver issuance costs	—	(1,993)
Net cash used in financing activities	(164,770)	(46,443)
Net (decrease) increase in cash and cash equivalents	(65,090)	79,239
Cash and cash equivalents beginning of period	1,094,976	766,103
Cash and cash equivalents end of period	$1,029,886	$845,342

	Six-month periods ended
Adjusted free cash flow	October 2, 2026	September 26, 2025
Net cash provided by operating activities	$279,161	$268,203
Purchases of property and equipment	(39,026)	(26,732)
Adjusted free cash flow	$240,135	$241,471

Schedule IV
Nextpower Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(In thousands, except percentages and per share data)

	Three-month periods ended
	October 2, 2026		July 3, 2026		September 26, 2025
GAAP gross profit & margin	$345,316	31.1%	$335,853	35.9%	$292,860	32.4%
Stock-based compensation expense	5,602		4,445		5,077
Intangible amortization	4,513		1,985		1,649
Adjusted gross profit & margin	$355,431	32.0%	$342,283	36.6%	$299,586	33.1%

GAAP operating income & margin	$207,546	18.7%	$190,907	20.4%	$181,345	20.0%
Stock-based compensation expense	29,936		29,638		31,653
Intangible amortization	8,958		3,375		2,918
Acquisition related costs	206		4,148		2,577
Adjusted operating income & margin	$246,646	22.2%	$228,068	24.4%	$218,493	24.1%

GAAP net income & margin	$165,453	14.9%	$165,355	17.7%	$146,861	16.2%
Stock-based compensation expense	29,936		29,638		31,653
Intangible amortization	8,958		3,375		2,918
Adjustment for taxes	(2,601)		(16,254)		(3,420)
Acquisition related costs	206		4,148		2,577
Adjusted net income & margin	$201,952	18.2%	$186,262	19.9%	$180,589	19.9%

GAAP net income & margin	$165,453	14.9%	$165,355	17.7%	$146,861	16.2%
Interest, net	(9,612)		(9,159)		(5,911)
Debt extinguishment cost	—		—		5,121
Provision for income taxes	49,619		33,570		35,864
Depreciation expense	5,965		5,391		4,443
Intangible amortization	8,958		3,375		2,918
Stock-based compensation expense	29,936		29,638		31,653
Acquisition related costs	206		4,148		2,577
Other	(819)		235		—
Adjusted EBITDA & margin	$249,706	22.5%	$232,553	24.9%	$223,526	24.7%

Diluted earnings per share
GAAP diluted earnings per share	$1.08		$1.07		$0.97
Earnings per share attributable to Non-GAAP adjustments	0.23		0.13		0.22
Adjusted diluted earnings per share	$1.31		$1.20		$1.19

Diluted shares used in computing per share amounts	153,909		155,142		152,018

Nextpower Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(In thousands, except percentages and per share data)

	Six-month periods ended
	October 2, 2026		September 26, 2025
GAAP gross profit & margin	$681,169	33.3%	$574,586	32.5%
Stock-based compensation expense	10,047		7,315
Intangible amortization	6,498		2,808
Adjusted gross profit & margin	$697,714	34.1%	$584,709	33.0%

GAAP operating income & margin	$398,453	19.5%	$367,575	20.8%
Stock-based compensation expense	59,574		53,963
Intangible amortization	12,333		4,977
Acquisition related costs	4,354		3,656
Adjusted operating income & margin	$474,714	23.2%	$430,171	24.3%

GAAP net income & margin	$330,808	16.2%	$304,044	17.2%
Stock-based compensation expense	59,574		53,963
Intangible amortization	12,333		4,977
Adjustment for taxes	(18,855)		(10,549)
Acquisition related costs	4,354		3,656
Adjusted net income & margin	$388,214	19.0%	$356,091	20.1%

GAAP net income & margin	$330,808	16.2%	$304,044	17.2%
Interest, net	(18,771)		(11,282)
Debt extinguishment cost	—		5,121
Provision for income taxes	83,189		69,648
Depreciation expense	11,356		8,173
Intangible amortization	12,333		4,977
Stock-based compensation expense	59,574		53,963
Acquisition related costs	4,354		3,656
Other	(584)		—
Adjusted EBITDA & margin	$482,259	23.6%	$438,300	24.8%

Diluted earnings per share
GAAP diluted earnings per share	$2.14		$2.01
Earnings per share attributable to Non-GAAP adjustments	0.37		0.35
Adjusted diluted earnings per share	$2.51		$2.36

Diluted shares used in computing per share amounts	154,520		151,110

See the accompanying notes on Schedule V attached to this press release

Schedule V
Nextpower Inc.
Notes

To supplement Nextpower’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income margin, adjusted diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextpower’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextpower’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
Acquisition costs consist primarily of nonrecurring transaction costs, including integration and diligence activities.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.
Debt extinguishment cost consists of nonrecurring costs for the termination of our prior credit agreement related to the revolver credit facilities originally entered into on February 13, 2023.
Other includes an immaterial amount of non-cash equity in loss for the Nextpower Arabia joint venture which is accounted for under the equity method investment accounting.